Exhibit 99.1

Butterfly Network Reports Second Quarter 2025 Financial Results
Delivered Highest Quarterly Revenue and Gross Margins in Company History

•Quarterly Revenue of $23.4 million in Q2, representing 9% YoY growth, and Gross Margins of 64%
•Reduced quarterly Cash Used to $7.1 million, the lowest of any quarter
•Revised full year Revenue guidance and improved Adjusted EBITDA guidance
BURLINGTON, Mass. & NEW YORK--(BUSINESS WIRE) -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced financial results for the second quarter ended June 30, 2025, and provided a business update.
Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, “Quarter 2 marked one year since we launched Butterfly iQ3, and I’m pleased to say we achieved a new high – our strongest revenue quarter in Company history at $23.4 million. We also reached record gross margins of 64% and had our lowest cash use yet at $7.1 million. It’s a real testament to the discipline of our team and the strength of our multi-pronged strategy – especially as we continue pushing toward breakeven in a challenging macro environment.”
DeVivo continued, “As we look ahead, we remain focused on scaling our core business, while unlocking new revenue streams by leveraging our existing technology. Handheld ultrasound is becoming a foundational part of care delivery, and with our Compass AI software coming soon, as well as our P5 chip and fourth-generation technology on the horizon, we're poised to continue leading that shift. We will continue innovating across hardware and software to expand adoption and maximize the value of the platform we’ve built.”
Recent Operational and Strategic Highlights:
•Butterfly Garden Growth: Two new partners were added to the portfolio in Q2, while three existing partners received FDA clearance for their AI-powered clinical applications: iCardio, HeartFocus by DESKi, and Deep Echo. HeartFocus expects to launch to Butterfly users in Q3, with the other applications launching shortly thereafter.
•New Educational Resources: Butterfly released a new Aorta Exam Protocol on its ScanLab™ educational software, helping users learn to scan for conditions like abdominal aortic aneurysms. Additionally, through Butterfly Garden, the University of Rochester Medical Center launched MSK VUE, an AI-powered musculoskeletal ultrasound training app for Butterfly devices, designed to help clinicians identify key peripheral structures.
•Clinical Research: New research from Tufts University published in European Heart Journal - Imaging Methods and Practice demonstrated that a machine learning model specifically trained to work on Butterfly iQ+ devices can accurately detect aortic stenosis. Additionally, the full findings from the Rutgers Robert Wood Johnson Medical School and Robert Wood Johnson University Hospital study previewed earlier this year have now been accepted into a prominent medical journal for publication in Q3.
•Announcing Compass AI: Next-generation, cloud-based enterprise software platform is expected to launch in Q3, and aims to further optimize documentation processes through new, advanced AI tools and other enhancements like automated voice control to capture caregivers' notes and auto-populate fields in seconds.
•Butterfly HomeCare Progress: Concluded pilot program, which demonstrated meaningful reductions in readmissions for congestive heart failure patients being managed at risk. The Company and partner are now working toward completion of their first commercial agreement, aiming to deploy the Butterfly HomeCare solution in the partner's first state before the end of the year.

Three Months Ended June 30, 2025 Financial Results
Revenue: Total revenue was $23.4 million, up 9% from $21.5 million in the second quarter of 2024. U.S. revenue was $17.2 million, essentially flat to prior year, driven by the delivery of semiconductor chips to one of our Octiv partners and higher average selling prices, but partially offset by lower probe sales volume. International revenue increased 19% year-over-year to $6.2 million, driven by both price and volume due to the international launch of iQ3 during the third quarter of 2024.
Gross profit: Gross profit was $14.9 million versus $12.6 million in the prior year period. Gross margin increased to 63.7% from 58.6% in the prior year period. This increase was primarily due to the higher average selling prices and higher software and other services margins due to a reduction in software amortization and lower hosting costs.
Operating expenses: Operating expenses were $31.0 million, up 4% from $29.8 million in the prior year period. Total operating expenses excluding stock-based compensation and other expenses were $23.1 million, compared to $23.4 million in the prior year period, essentially flat to prior year.
Net loss: Net loss was $13.8 million, compared to $15.7 million in the prior year period.
Adjusted EBITDA: Adjusted EBITDA loss was $6.2 million, compared to $8.1 million in the prior year period.
Adjusted EPS: Adjusted EPS was $(0.03), compared to $(0.05) in the prior year period.
Cash and cash equivalents: Cash and cash equivalents were $148.1 million as of June 30, 2025.
Guidance
Revised Revenue guidance and improved Adjusted EBITDA guidance for the Fiscal Year 2025:
•Revenue of $91 million to $95 million or approximately 13% growth
•Adjusted EBITDA loss of $32 million - $37 million
Chief Financial and Operations Officer Transition
Effective today, August 1, 2025, Heather Getz, Chief Financial and Operations Officer, has resigned to pursue other interests. Ms. Getz will assist the Company to ensure a successful transition of her responsibilities prior to her departure. Her resignation is not the result of any disagreement regarding the Company’s operations, accounting, or other policies or practices.
Effective upon Ms. Getz’s resignation, Megan Carlson, Chief Accounting Officer and Senior Vice President of Finance and Accounting, will assume the roles of principal financial and accounting officer on an interim basis. Ms. Carlson has held various accounting and finance leadership positions at public companies in the SaaS and medical device industries and began her career in public accounting. She joined Butterfly in 2021 and has been instrumental in the Company’s financial and accounting functions, including most recently the equity offering completed in January and, earlier in her tenure, establishing the Company’s internal controls over financial reporting.
Butterfly has begun the process of engaging a search firm to assist in identifying Ms. Getz’s replacement.
“On behalf of our employees and Board of Directors, I want to thank Heather for her more than three years of dedicated service. We value the discipline she instilled across the organization, and under her leadership Butterfly strengthened its balance sheet and delivered on its financial commitments to shareholders. We wish her every success in her future endeavors,” said Butterfly CEO Joseph DeVivo. “I have the utmost confidence in Megan’s ability to lead our finance organization and ensure a seamless transition. Megan’s experience and deep understanding of our financial operations will be instrumental as we enter a new chapter for the company.”

“It has been a privilege to serve on Butterfly’s leadership team, and I am proud of our accomplishments during my tenure,” said Ms. Getz. “The dedicated team at Butterfly is well-positioned to continue executing on its strategic vision to create shareholder value.”
Reconciliation of GAAP to Adjusted
Reconciliations of gross margin to adjusted gross margin and of net loss to adjusted EBITDA and adjusted EPS for the three and six months ended June 30, 2025, and 2024 are provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”
Conference Call
A conference call and webcast to discuss second quarter 2025 financial performance and operational progress is scheduled for 8:00 am ET on August 1, 2025. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on your telephone may do so by dialing approximately ten minutes prior to start time:
US domestic callers: +1 833-470-1428
International (Toll): +1 404-975-4839
Global Dial-In Numbers: https://www.netroadshow.com/conferencing/global-numbers?confId=82507
Access Code: 685760

After the live webcast, the call will be archived on Butterfly’s Investor Relations page. In addition, a telephone replay of the call will be available until August 15, 2025, by dialing:

United States (Local): +1 929 458 6194
United States (Toll-Free): +1 866 813 9403
Access Code: 128350
About Butterfly Network
Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+ followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.
Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.
Non-GAAP Financial Measures
In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.
The non-GAAP financial measures included in this press release are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.
The non-GAAP financial measures included in this press release may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, adjusted EBITDA, and adjusted EPS alongside other financial performance measures prepared in accordance with GAAP, including gross profit, gross margin, net loss, and EPS.
The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted gross profit to gross profit, adjusted gross margin to gross margin, and adjusted EBITDA and adjusted EPS to net loss, the most directly comparable GAAP financial measures. Reconciliations of our non-GAAP financial measures to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, including expectations regarding the launches of our Compass AI software, our P5 chip and fourth-generation technology, and the HeartFocus launch to Butterfly users, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations on the use of any authorized product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to attract and retain customers; our ability to manage our growth effectively; our ability to protect or enforce our intellectual property rights; our ability to maintain the listing of our Class A common stock on the New York Stock Exchange; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.
Contacts:
Investors
Liz Learned Snyder
Director, Communications & Public Relations, Butterfly
investors@butterflynetwork.com
Steve Halper
Managing Director, LifeSci Advisors
shalper@lifesciadvisors.com

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue:
Product	$16,621	$14,648	$30,785	$25,939
Software and other services	6,762	6,839	13,823	13,204
Total revenue	23,383	21,487	44,608	39,143
Cost of revenue:
Product	6,670	6,579	12,494	11,674
Software and other services	1,822	2,322	3,842	4,606
Total cost of revenue	8,492	8,901	16,336	16,280
Gross profit	14,891	12,586	28,272	22,863
Operating expenses:
Research and development	8,315	9,411	18,239	20,131
Sales and marketing	11,559	9,728	23,179	20,106
General and administrative	9,130	10,073	18,729	20,514
Other	1,987	606	2,691	1,964
Total operating expenses	30,991	29,818	62,838	62,715
Loss from operations	(16,100)	(17,232)	(34,566)	(39,852)
Interest income	1,503	1,291	3,155	2,802
Interest expense	(368)	(309)	(715)	(609)
Change in fair value of warrant liabilities	620	620	1,446	413
Other income (expense), net	531	(59)	2,906	(201)
Loss before provision for income taxes	(13,814)	(15,689)	(27,774)	(37,447)
Provision for income taxes	20	17	27	20
Net loss and comprehensive loss	$(13,834)	$(15,706)	$(27,801)	$(37,467)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.06)	$(0.07)	$(0.12)	$(0.18)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	248,393,811	211,663,554	241,695,884	210,268,501

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$148,136	$88,775
Accounts receivable, net of allowance for doubtful accounts of $2,726 and $2,583 at June 30, 2025 and December 31, 2024, respectively	24,527	20,793
Inventories	68,907	70,789
Current portion of vendor advances	4,555	5,547
Prepaid expenses and other current assets	7,622	6,709
Total current assets	253,747	192,613
Property and equipment, net	17,329	19,518
Intangible assets, net	8,216	8,916
Non-current portion of vendor advances	14,790	15,042
Operating lease assets	13,461	14,233
Other non-current assets	5,735	5,760
Total assets	$313,278	$256,082
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,320	$4,250
Deferred revenue, current	15,642	16,139
Accrued purchase commitments, current	131	131
Warrant liabilities, current	1,239	—
Accrued expenses and other current liabilities	24,334	27,695
Total current liabilities	44,666	48,215
Deferred revenue, non-current	7,231	7,315
Warrant liabilities, non-current	—	2,685
Operating lease liabilities	19,097	20,398
Other non-current liabilities	9,478	8,637
Total liabilities	80,472	87,250
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at June 30, 2025 and December 31, 2024; 224,609,833 and 188,626,154 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	22	19
Class B common stock $.0001 par value; 27,000,000 shares authorized at June 30, 2025 and December 31, 2024; 26,426,937 shares issued and outstanding at June 30, 2025 and December 31, 2024	3	3
Additional paid-in capital	1,062,712	970,940
Accumulated deficit	(829,931)	(802,130)
Total stockholders’ equity	232,806	168,832
Total liabilities and stockholders’ equity	$313,278	$256,082

BUTTERFLY NETWORK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(27,801)	$(37,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	4,442	5,217
Non-cash interest expense	713	607
Write-down of inventories	66	(81)
Stock-based compensation expense	12,148	11,383
Change in fair value of warrant liabilities	(1,446)	(413)
Other	172	462
Changes in operating assets and liabilities:
Accounts receivable	(3,909)	(3,165)
Inventories	1,816	(1,072)
Prepaid expenses and other assets	(874)	165
Vendor advances	1,244	(1,396)
Accounts payable	(927)	(587)
Deferred revenue	(581)	(908)
Change in operating lease assets and liabilities	(411)	(348)
Accrued expenses and other liabilities	(3,496)	(3,064)
Net cash used in operating activities	(18,844)	(30,667)

Cash flows from investing activities:
Purchases of property, equipment, and intangible assets, including capitalized software	(1,249)	(1,872)
Sales of property and equipment	—	35
Net cash used in investing activities	(1,249)	(1,837)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	274	—
Proceeds from employee stock purchase plan	949	—
Net proceeds from share offering	81,006	—
Payments to tax authorities for restricted stock units withheld	(2,775)	—
Net cash provided by financing activities	79,454	—
Net increase (decrease) in cash, cash equivalents, and restricted cash	59,361	(32,504)
Cash, cash equivalents, and restricted cash, beginning of period	92,790	138,650
Cash, cash equivalents, and restricted cash, end of period	$152,151	$106,146

BUTTERFLY NETWORK, INC.
ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$23,383	$21,487	$44,608	$39,143
Cost of revenue	8,492	8,901	16,336	16,280
Gross profit	$14,891	$12,586	$28,272	$22,863

Gross margin	63.7%	58.6%	63.4%	58.4%

Add:
Write-downs and write-offs of inventories	14	—	66	—
Adjusted gross profit	$14,905	$12,586	$28,338	$22,863

Adjusted gross margin	63.7%	58.6%	63.5%	58.4%

Depreciation and amortization	$1,138	$1,646	$2,541	$3,231
% of revenue	4.9%	7.7%	5.7%	8.3%

BUTTERFLY NETWORK, INC.
ADJUSTED EBITDA AND ADJUSTED EPS
(In thousands, except share and per share amounts)
(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended June 30,		Six months ended June 30,
		2025	2024	2025	2024
Net loss	Net loss	$(13,834)	$(15,706)	$(27,801)	$(37,467)
Stock-based compensation	R&D, S&M, and G&A	5,864	5,859	12,148	11,383
Write-downs and write-offs of inventories	Cost of revenue	14	—	66	—
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(620)	(620)	(1,446)	(413)
Other	Other	1,987	606	2,691	1,964
Other expense (income), net	Other income (expense), net	(531)	59	(2,906)	201
Adjusted net loss		(7,120)	(9,802)	(17,248)	(24,332)
Interest income	Interest income	(1,503)	(1,291)	(3,155)	(2,802)
Interest expense	Interest expense	368	309	715	609
Provision for income taxes	Provision for income taxes	20	17	27	20
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,082	2,633	4,442	5,217
Adjusted EBITDA		$(6,153)	$(8,134)	$(15,219)	$(21,288)

Adjusted EPS		$(0.03)	$(0.05)	$(0.07)	$(0.12)
Weighted average shares used to compute adjusted EPS		248,393,811	211,663,554	241,695,884	210,268,501